Exhibit 99.1

U.S. Physical Therapy Reports Record Quarter and First Half Results

2010 Earnings Guidance Raised

HOUSTON--(BUSINESS WIRE)--August 5, 2010--U.S. Physical Therapy, Inc. (NasdaqGS: USPH), a national operator of outpatient physical therapy clinics, today reported results for the second quarter and six months ended June 30, 2010.

U.S. Physical Therapy’s net income for the quarter ended June 30, 2010 increased approximately 23% to $4.5 million from $3.6 million in the second quarter of 2009. Diluted earnings per share rose to $.38 from $.31.

Net income for the six months ended June 30, 2010 increased approximately 20% to $7.6 million as compared to $6.4 million for the first six months of 2009. Diluted earnings per share increased to $.64 from $.54.

Second Quarter 2010 compared to Second Quarter 2009

  Net revenue increased 4.5% from $51,787,000 in the second quarter of 2009 to $54,103,000 in the second quarter of 2010, due to an increase in average net patient revenue per visit of $1.91, or 1.9%, from $103.21 to $105.12 and an increase of 2.1% in patient visits from 487,000 to 497,000.
  Gross margin increased to 28.7% for the 2010 second quarter as compared to 27.7% in the 2009 second quarter. Total clinic operating costs were $38,602,000, or 71.3% of net revenue in the second quarter of 2010, as compared to $37,429,000, or 72.3% of net revenue, in the 2009 period. Clinic salaries and related costs were the same for both quarters at 51.0% of net revenue. Rent, clinic supplies, contract labor and other costs as a percentage of net revenue were 18.9% for the 2010 period versus 19.5% for the 2009 comparable period. The provision for doubtful accounts was 1.4% of net revenue in the second quarter of 2010 as compared to 1.7% in the 2009 second quarter.

  Corporate office costs were $5,511,000, or 10.2% of net revenue, in the second quarter of 2010 versus $5,871,000, or 11.3% of net revenue, in the 2009 quarter.
  Operating income increased in the second quarter of 2010 by 17.7% to $9,990,000 from $8,487,000 for the 2009 second quarter. The operating income margin percentage of 18.5% for the second quarter of 2010 compares to 16.4% for the second quarter 2009.
  Provision for income taxes as a percentage of income before taxes less net income attributable to non-controlling interests was 39.3% for both quarters.
  Net income attributable to common shareholders in the second quarter of 2010 rose 22.9% to $4,451,000 from $3,622,000 in the second quarter of 2009. Diluted earnings per share increased to $.38 from $.31.
  Same store revenues for de novo and acquired clinics open for one year or more declined by less than a percent. Average net rate per visit increased by 1.6% while same store visits decreased by 2.4%.
  The Company ended the second quarter of 2010 with 369 clinics. During the period, the Company opened seven start-up de novo clinics and closed five clinics.

Six Months 2010 compared to Six Months 2009

  Net revenue increased 4.6% from $99,956,000 in the first six months of 2009 to $104,508,000 in the 2010 period, due to an increase in average net patient revenue per visit of $2.59, or 2.5%, from $102.03 to $104.62 and an increase of 1.7% in patient visits from 950,000 to 966,000.
  Gross margin increased slightly to 26.8% for the 2010 six months as compared to 26.2% in the comparable period in 2009. Total clinic operating costs were $76,536,000, or 73.2% of net revenue in the first six months of 2010, as compared to $73,753,000, or 73.8% of net revenue, in 2009. Clinic salaries and related costs as a percentage of net revenue remained constant at approximately 52.0% for both periods. Rent, clinic supplies, contract labor and other costs as a percentage of net revenue were 19.5% for the 2010 first half versus 20.3% in 2009. The provision for doubtful accounts was approximately 1.7% of net revenue in the first half of both years.
  Corporate office costs were $11,316,000, or 10.8% of net revenue, in the 2010 period versus $11,259,000, or 11.3% of net revenue, in the 2009 period.
  Operating income increased in the first six months of 2010 by 11.5% to $16,656,000 from $14,944,000 for the 2009 six months. The operating income margin percentage of 15.9% for the first six months of 2010 compares to 15.0% for the first six months of 2009.

  Other income in the 2010 period included a net pre-tax gain of $578,000 in the first quarter from the sale of a five clinic joint venture.
  Provision for income taxes as a percentage of income before taxes less net income attributable to non-controlling interests was 39.3% for both of the 2010 and 2009 periods.
  Net income attributable to common shareholders in the 2010 first half rose 19.6% to $7,623,000 from $6,376,000 in 2009. Diluted earnings per share increased to $.64 from $.54.
  Same store revenues for de novo and acquired clinics open for one year or more decreased slightly. Average net rate per visit increased by 2.3% while same store visits decreased by 1.6%.
  The Company ended June 2010 with 369 clinics. During the six month period, the Company acquired five clinics, opened eight start-up de novo clinics, sold a five clinic joint venture and closed seven locations.

Chris Reading, Chief Executive Officer, said, “Despite challenges in the economy, our team has made the necessary adjustments producing solid earnings per share growth as well as margin expansion for both the quarter and year to date periods. We see continued pressure on same store volumes as unemployment remains high; however, we believe USPH has significant opportunities for continued growth and future expansion.”

Larry McAfee, Chief Financial Officer, noted, “The Company’s net free cash flow remains strong. During the second quarter, notes and bank borrowings were reduced by approximately $7.8 million down to $4.3 million. USPH’s cash less debt, or net cash, at June 30th was $2.8 million.”

2010 Earnings Guidance Raised

U.S. Physical Therapy now expects the Company’s earnings for the full year 2010 to be in the range of $13.8 million to $14.5 million in net income and $1.17 to $1.22 in diluted earnings per share. The Company does not provide quarterly guidance. The annual guidance figures will not be updated again unless there is a material development that causes management to believe that earnings will be significantly outside the given range.

U.S. Physical Therapy's management will host a conference call at 10:00 am Eastern Time, 9:00 am Central Time, on Thursday, August 5, 2010 to discuss the Company’s Second Quarter and Six Months ended 2010 results. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and enter reservation number 87015980 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed for approximately 120 days at this website.

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to opening new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

  changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;
  revenue and earnings expectations;
  general economic conditions;
  business and regulatory conditions including federal and state regulations;
  changes as the result of government enacted national healthcare reform;
  availability and cost of qualified physical and occupational therapists;
  personnel productivity;
  competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain clinics and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;
  changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;
  maintaining adequate internal controls;
  availability, terms, and use of capital;
  acquisitions and the successful integration of the operations of the acquired businesses; and
  weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see our periodic reports filed with the Securities and Exchange Commission (the "SEC") for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 369 clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, non-surgical treatment of osteoarthritis, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups. U.S. Physical Therapy was named to Forbes list of America’s 200 Best Small Companies for 2009.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net patient revenues	$52,296	$50,291	$101,075	$96,955
Management contract revenues and other revenues	1,807	1,496	3,433	3,001
Net revenues	54,103	51,787	104,508	99,956

Clinic operating costs:
Salaries and related costs	27,644	26,430	54,415	51,833
Rent, clinic supplies, contract labor and other	10,238	10,098	20,338	20,311
Provision for doubtful accounts	734	869	1,768	1,575
Closure costs	(14)	32	15	34
Total clinic operating costs	38,602	37,429	76,536	73,753

Corporate office costs	5,511	5,871	11,316	11,259

Operating income	9,990	8,487	16,656	14,944

Interest and other income, net	2	2	582	5
Interest expense	(81)	(113)	(145)	(201)

Income before taxes	9,911	8,376	17,093	14,748
Provision for income taxes	2,877	2,342	4,928	4,121

Net income including noncontrolling interests	7,034	6,034	12,165	10,627
Less: net income attributable to noncontrolling interests	(2,583)	(2,412)	(4,542)	(4,251)
Net income attributable to common shareholders	$4,451	$3,622	$7,623	$6,376

Earnings per share attributable to common shareholders:
Basic	$0.38	$0.31	$0.66	$0.54

Diluted	$0.38	$0.31	$0.64	$0.54

Shares used in computation:
Basic	11,622	11,615	11,618	11,816

Diluted	11,857	11,653	11,849	11,822

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Numerator:
Net income attributable to common shareholders	$4,451	$3,622	$7,623	$6,376

Denominator:
Denominator for basic earnings per share -
weighted-average shares	11,622	11,615	11,618	11,816
Effect of dilutive securities -
Stock options	235	38	231	6
Denominator for diluted earnings per share -
adjusted weighted-average shares	11,857	11,653	11,849	11,822

Earnings per share attributable to common shareholders:
Basic	$0.38	$0.31	$0.66	$0.54

Diluted	$0.38	$0.31	$0.64	$0.54

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (IN THOUSANDS, EXCEPT SHARE DATA)

	June 30,	December 31,
	2010	2009
	(unaudited)
ASSETS

Current assets:
Cash	$7,176	$6,429
Patient accounts receivable, less allowance for doubtful
accounts of $2,215 and $1,830, respectively	23,115	22,300
Accounts receivable - other, less allowance for doubtful
accounts of $59 and $42, respectively	1,565	1,331
Other current assets	3,356	2,959
Total current assets	35,212	33,019

Fixed assets:
Furniture and equipment	32,220	31,973
Leasehold improvements	18,999	19,012
	51,219	50,985
Less accumulated depreciation and amortization	37,816	36,646
	13,403	14,339
Goodwill	67,359	57,247
Other intangible assets, net	7,569	5,955
Other assets	923	869
	$124,466	$111,429

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable - trade	$1,522	$1,292
Accrued expenses	10,429	12,459
Current portion of notes payable	637	1,013
Total current liabilities	12,588	14,764
Notes payable	100	-
Revolving line of credit	3,600	400
Deferred rent	877	1,027
Other long-term liabilities	3,513	3,013
Total liabilities	20,678	19,204

Commitments and contingencies

Shareholders' equity:
U.S. Physical Therapy, Inc. shareholders' equity:
Preferred stock, $.01 par value, 500,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $.01 par value, 20,000,000 shares authorized,
13,846,995 and 13,828,470 shares issued, respectively	138	138
Additional paid-in capital	43,742	43,210
Retained earnings	83,255	75,632
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total U.S. Physical Therapy, Inc. shareholders' equity	95,507	87,352
Noncontrolling interests	8,281	4,873
Total equity	103,788	92,225
	$124,466	$111,429

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (unaudited)

	Six Months Ended June 30,
	2010	2009

OPERATING ACTIVITIES
Net income including noncontrolling interests	$12,165	$10,627
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operating activities:
Depreciation and amortization	2,865	2,947
Provision for doubtful accounts	1,768	1,575
Equity-based awards compensation expense	578	798
(Gain) loss on sale of business and sale or abandonment of assets, net	(408)	31
Deferred income tax	453	62
Other	(162)	(238)
Changes in operating assets and liabilities:
(Increase) decrease in patient accounts receivable	(2,059)	505
(Increase) decrease in accounts receivable - other	(234)	191
(Increase) decrease in other assets	(401)	109
Decrease in accounts payable and accrued expenses	(2,086)	(1,390)
Increase (decrease) in other liabilities	61	(526)
Net cash provided by operating activities	12,540	14,691

INVESTING ACTIVITIES
Purchase of fixed assets	(1,588)	(2,290)
Purchase of businesses, net of cash acquired	(8,878)	-
Acquisitions of noncontrolling interests	(215)	-
Net proceeds on sale of fixed assets and business	895	32
Net cash used in investing activities	(9,786)	(2,258)

FINANCING ACTIVITIES
Distributions to noncontrolling interests	(4,831)	(5,100)
Purchase and retirement of common stock	-	(5,586)
Proceeds from revolving line of credit	27,800	10,950
Payments on revolving line of credit	(24,600)	(11,750)
Payment of notes payable	(476)	(621)
Excess tax benefit from stock options exercised	12	-
Proceeds from exercise of stock options	88	-
Net cash used in financing activities	(2,007)	(12,107)

Net increase in cash	747	326
Cash - beginning of period	6,429	10,113
Cash - end of period	$7,176	$10,439

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$4,787	$5,072
Interest	$115	$95
Non-cash investing and financing transactions during the period:
Purchase of business - seller financing portion	$225	$-

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES RECAP OF CLINIC DEVELOPMENT ACTIVITY

	Opened	Acquired	Sold	Closed	Number of Clinics

At December 31, 2008					360

First Quarter 2009, March 31, 2009	6	-	-	(1)	365

Second Quarter 2009, June 30, 2009	3	-	-	(2)	366

Third Quarter 2009, September 30, 2009	5	-	-	(4)	367

Fourth Quarter 2009, December 31, 2009	4	-	-	(3)	368

Year Ended, December 31, 2009	18	-	-	(10)	368

First Quarter 2010, March 31, 2010	1	5	(5)	(2)	367

Second Quarter 2010, June 30, 2010	7	-	-	(5)	369

Six Months Ended, June 30, 2010	8	5	(5)	(7)	369

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, Chief Financial Officer
Chris Reading, Chief Executive Officer
(713) 297-7000
or
The Ruth Group
Stephanie Carrington / Amy Glynn
(646) 536-7017 / 7023